1 Fourth Quarter 2024 Shareholder Letter

FOURTH QUARTER 2024 HIGHLIGHTS: • Total revenue grew 14.8% year-over-year to $328.7m. • Shack sales grew 14.8% year-over-year to $316.6m. • Licensing revenue grew 15.1% year-over-year to $12.1m. • System-wide sales grew 13.3% year-over-year to $500.7m. • Average weekly sales (AWS) was +4% year-over-year at $79k. • Same-Shack sales (SSS) grew 4.3% year-over-year. • Operating income of $10.2m versus operating loss of $1.3m last year. • Restaurant-level profit margin1 of 22.7% of Shack sales, 290bps improvement year-over-year. • Net income of $9.3m versus $7.3m last year. • Adjusted EBITDA1 of $46.7m, up 48.6% year-over-year. • Net income attributable to Shake Shack Inc. of $8.7m, or earnings of $0.21 per diluted share. • Adjusted pro forma net income1 of $11.6m, or earnings of $0.26 per fully exchanged and diluted share. • Opened 19 new Company-operated Shacks, including five drive-thrus. Opened nine new licensed Shacks. Q 4 2 0 2 4 H I G H L I G H T S System-wide Sales $500.7m 13.3% growth year-over-year. Same-Shack Sales (SSS) Growth +4.3% Sales driving initiatives continued to drive strong performance in Q4. Restaurant-level Profit Margin1 22.7% 290 bps higher versus last year. 2 B U S I N E S S O V E R V I E W 1. Restaurant-level profit, Restaurant-level profit margin, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. “We are proud of the results our team members delivered this quarter, as we grew Total revenue 14.8% with 4.3% same-Shack sales growth, and grew Adjusted EBITDA 48.6%. Our SSS% trends held in January despite the approximate 150 – 200 bps impact from weather and the Los Angeles wildfires, and we have confidence in our strategies to drive continued sales and profitability growth this year. We opened 76 new Shacks worldwide in 2024 and are excited about our new target Company- operated footprint of at least 1,500 Shacks,” said Chief Executive Officer, Rob Lynch. “We drove broad-based strength across the business in the fourth quarter due to the success of our strategies, including growing sales and improving our operations. Over the past 14 quarters, we have consistently proven our ability to grow our sales and Adjusted EBITDA year-over-year while also making investments in our business to build a strong foundation for the future. This quarter also marks our 10th consecutive quarter of expanding our Restaurant-level profit margin year-over-year and our 16th consecutive quarter of generating positive Same Shack Sales. Our guidance for this year and the next three years underscores our confidence in maintaining this trajectory of success. In 2025, we expect to execute on another great year of mid-teens sales growth, to open approximately 85 Shacks system-wide, to expand our Restaurant-level profit margin to approximately 22%, and drive Adjusted EBITDA growth of 17% - 22%,” said Chief Financial Officer, Katie Fogertey.

$76K $73K $77K $76K $79K 4Q23 1Q24 2Q24 3Q24 4Q24 $286M $291M $316M $317M $329M 4Q23 1Q24 2Q24 3Q24 4Q24 518 525 547 552 579 4Q23 1Q24 2Q24 3Q24 4Q24 $442M $443M $484M $495M $501M 4Q23 1Q24 2Q24 3Q24 4Q24 1. Restaurant-level profit, Restaurant-level profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Total Revenue Adjusted EBITDA1 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 4 2 0 2 4 H I G H L I G H T S • S A M E - S H A C K S A L E S : + 4 . 3 % Y E A R - O V E R - Y E A R • A D J U S T E D E B I T D A : + 4 8 . 6 % Y E A R - O V E R - Y E A R 3 Total revenue grew 14.8% year-over-year. System-wide sales grew 13.3% year-over-year. AWS increased 3.9% year-over-year, our strongest performance this year. In 4Q24 we opened 19 new Company-operated Shacks and nine new licensed Shacks. Adjusted EBITDA grew 48.6% year-over-year to 14.2% of Total revenue. % label indicates Adjusted EBITDA margin. Restaurant-level Profit1 % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 31.6% year-over-year. $55M $55M $67M $64M $72M 19.8% 19.5% 22.0% 21.0% 22.7% 17.0% 18.0% 19.0% 20.0% 21.0% 22.0% 23.0% $10 $20 $30 $40 $50 $60 $70 $80 4Q23 1Q24 2Q24 3Q24 4Q24 $31M $36M $47M $46M $47M 11.0% 12.4% 14.9% 14.4% 14.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 4Q23 1Q24 2Q24 3Q24 4Q24

$523M $740M $900M $1.09B $1.25B FY20 FY21 FY22 FY23 FY24 311 369 436 518 579 FY20 FY21 FY22 FY23 FY24 $779M $1.12B $1.38B $1.70B $1.92B FY20 FY21 FY22 FY23 FY24 Total Revenue Adjusted EBITDA1 Restaurant-level Profit1 System-wide Shack Count System-wide Sales F Y 2 0 2 4 H I G H L I G H T S T O T A L R E V E N U E G R E W > 1 5% , R E S T A U R A N T - L E V E L P R O F I T M A R G I N E X P A N D E D 1 5 0 B P S , W E O P E N E D 4 3 C O M P A N Y - O P E R A T E D S H A C K S 4 Total revenue grew 15.2% year-over-year. System-wide sales grew 12.9% year-over-year. System-wide unit count grew 11.8% year-over-year, including versus FY23: • 43 new Company-operated Shack openings. • 33 new licensed Shack openings. Adjusted EBITDA grew 33.2% year-over-year to 14.0% of Total revenue. $72M $120M $152M $208M $258M 14.3% 16.8% 17.5% 19.9% 21.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $10 $60 $110 $160 $210 $260 $310 FY20 FY21 FY22 FY23 FY24 Average Weekly Sales (AWS) % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 23.8% year-over-year. % label indicates Adjusted EBITDA margin. $58K $71K $73K $75K $76K FY20 FY21 FY22 FY23 FY24 1. Restaurant-level profit, Restaurant-level profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. $22M $56M $73M $132M $176M 4.3% 7.5% 8.1% 12.1% 14.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 FY20 FY21 FY22 FY23 FY24 Average Weekly Sales grew 1% year-over-year.

5 TO O U R S H A R E H O L D E R S We are thrilled to have recently celebrated two incredible milestones at Shake Shack: our 20-year anniversary as a company and our 10-year anniversary as a public company. When we went public in 2015, we had just 31 Company-operated Shacks. We set an ambitious goal to grow over time to 450 Shacks. Now, a decade later, we proudly operate close to 330 Company-operated Shacks across various regions, urban and suburban markets, and formats, with performance that has exceeded our long-term cash-on-cash return targets. Our 2024 Company-wide AUV was $3.9m with 21.4% Restaurant-level profit margin. Our track record to build our sales, expand our margins, develop new formats inclusive of drive-thru, and lower our build costs unlocks a far greater growth opportunity than we envisioned 10 years ago. We are now setting our sights much higher to a total addressable market opportunity of at least 1,500 Company-operated Shacks. Our goals are all in service to our mission at Shake Shack, which is to bring the world’s best fine casual experience to as many guests, team members, and communities as possible. In doing so, we bring pride to everyone in our Company and deliver strong benefit for our employees and shareholders. As we execute on this mission, we are building upon the great legacy and foundation put in place at the outset of the Company, but also making the necessary changes and investments needed to reach our ultimate potential. We have important work to do this year to help build on our solid foundation and ensure the long-term success of our business. We have outlined our six Strategic Priorities for 2025: • Build a Culture of Leaders, to ensure a pipeline of talent for accelerated unit growth. • Optimize Restaurant Operations, with a focus on delivering Enlighted Hospitality to our guests. • Drive Comp Sales by Increasing Guest Frequency, through strategic culinary innovation, additional digital capabilities including guest recognition, and strategic marketing investments. • Build and Operate our Shacks with Best-in-Class Returns, with a focus on decreasing investment costs while creating a repeatable development process to ensure consistent, strong returns. • Accelerate our Licensed Business, through culinary innovation, diversified real estate formats around the world, and alternative revenue streams. • Invest in Long-term Strategic Capabilities, to ensure we have the people, process and systems we need to drive towards our long-term growth aspirations. Over the past 14 quarters, we have consistently proven our ability to grow our sales and Adjusted EBITDA year-over-year while also making investments in our business to build a strong foundation for the future. Our guidance for this year and the next three years underscores our confidence in maintaining this trajectory of success. February 20, 2025

-

LICENSED BUSINESS HIGHLIGHTS

We grew Licensing revenue in the fourth quarter by 15.1% year-over-year to $12.1m. Licensing sales[1] grew by 10.6% to $184.1m. In the fourth quarter, we opened nine new Shacks with our licensed partners. We continue to see strong sales performance from new Shack openings and our domestic licensed Shacks, somewhat offset by a low single-digit percentage headwind from unfavorable foreign exchange rates.

In the fourth quarter, we launched our partnership with Delta and began serving Shake Shack 35,000 feet in the air. We are currently offering meals through pre-selection via Delta's First-Class menu on all qualifying domestic flights originating from Boston Logan Airport, with plans to expand our reach to additional airports in 2025.

We have grown our licensed business to 250 Shake Shack locations operated by our licensed partners in 20 markets, with three new markets opened in 2024. We expect to open approximately 35-40 licensed Shacks in FY2025.

WE GREW LICENSING SALES 11% VERSUS LAST YEAR

	4Q23	1Q24	2Q24	3Q24	4Q24
Licensing Sales	$166.4M	$162.7M	$178.3M	$190.2M	$184.1M
YoY Licensing Sales Growth	24%	8%	8%	9%	11%
NSOs	9	4	11	9	9


SHAKE SHACK
Sunway Pyramid, Malaysia


Delta In-Flight Menu


SHAKE SHACK bar
Union Station, Canada

Fiscal October 2024

Livat, Shanghai, China

Fiscal December 2024

One Bangkok, Bangkok, Thailand
Union Station, Toronto, Canada
Tijuana Airport, Tijuana, Mexico
Grand Central, Birmingham, United Kingdom
Boston Logan International Airport, Boston, United States
Enterprise Center Suite Level, St. Louis, United States
Sunway Pyramid, Kuala Lumpur, Malaysia
Mall of Istanbul, Istanbul, Turkey

1. Licensing sales is an operating measure and consists of sales from licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.

7

AWS AND SAME-SHACK SALES[1]

Fourth quarter AWS was $79k, +4% improvement from 3Q24 and 4Q23 at $76k. Our marketing strategies and success of our Black Truffle limited-time offering drove the growth.

January SSS% grew 3.7% year-over-year. We are pleased with the performance of the business in January despite facing approximately 150 to 200 bps traffic headwind from the combination of weather and the Los Angeles wildfires.


Q4 2024 AWS $79K
$76K
$73K
$77K
$76K
$77K
$76K
$82K
$73K
Total YoY Shack Sales Growth
20%
15%
17%
15%
14%
12%
18%
15%
Fourth Quarter 2023
First Quarter 2024
Second Quarter 2024
Third Quarter 2024
Fiscal October 2024
Fiscal November 2024
Fiscal December 2024
Fiscal January 2025

Same-Shack sales grew 4.3% year-over-year in 4Q24. Our marketing strategies continue to support our solid SSS momentum. We had particularly strong double digit SSS% growth in Florida, Georgia and Arizona. Our strength in the quarter was driven by strong demand for our limited-time Black Truffle Menu. We also faced a degree of traffic impact from in-fill as we executed on our growth strategy in 2024 and opened a record 43 Company-operated Shacks. Traffic was down 0.5%. Price / mix grew 4.8%, with our in-Shack pricing up approximately 4.5% and our total price up approximately 6% across all channels, partially offset by planned investments in our mix to drive traffic.

4Q24 SSS[1] UP 4.3% VERSUS PRIOR YEAR


Fourth Quarter 2023
First Quarter 2024
Second Quarter 2024
Third Quarter 2024
Fourth Quarter 2024
3%
1%
1%
4%
2%
(2%)
5%
4%
(1%)
4%
4%
0%
5%
4%
(1%)
Total SSS %
Traffic %
Price/Mix %

SSS[1] BY REGION VERSUS PRIOR YEAR

Nearly all regions remained flat or improved from Q3, excluding the Northeast which was still at positive 3%.


Fourth Quarter 2023
First Quarter 2024
Second Quarter 2024
Third Quarter 2024
Fourth Quarter 2024
7%
6%
2%
(1%)
(1%)
9%
5%
3%
3%
0%
NYC (incl. Manhattan)
South
West
Northeast
Midwest

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are included.


EXIT
FOR WHAT IT'S WORTH
LA Wildfire Relief Donation

8

DEVELOPMENT UPDATES

Development Highlights:

- In 4Q24, we opened 19 new Company-operated Shacks, five of which are drive-thrus.
- In FY2024, we opened 43 new Company-operated Shacks, including 13 drive-thrus.
- As of FYE2024, we have 329 Company-operated Shacks that have generated industry-leading returns across a wide variety of regions.

Improving Shack Unit Economics

FY2024, we reduced net build costs by approximately $200k per Shack and expanded Restaurant-level profit margin by 150 bps.



17.5%
19.9%
21.4%
~22.0%
$2.5M
$2.6M
$2.4M
~$2.2M
2022
2023
2024
2025E
Net Build Cost by Shack Class[2]
Restaurant-level Profit Margin by Fiscal Year[1]

Expectations for FY2025 and beyond:

- We anticipate another strong year of development in 2025 and beyond. We expect to open 45 new Company-operated Shacks in FY2025, and we are now targeting our Company-operated footprint to be at least 1,500 Shacks.
- We anticipate to further reduce net build costs and expect FY2025 new Shack build costs to be ~15% less than FY2023.
- Our teams are focused on optimizing our development process by condensing build timelines nearly two months and streamlining kitchen and restaurant design. Our Class of 2025 will use new prototypes that allow us to open quicker and at a lower cost.


Detroit, Michigan



SHAKE SHACK

College Park, Maryland



SHAKE SHACK

Tampa, Florida

1. Restaurant-level profit margin is a non-GAAP measure. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.
2. Net build costs exclude permanent Shack closures.

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10 R E S T A U R A N T - L E V E L P R O F I T Fourth quarter Restaurant-level profit1 grew 31.6% year-over-year to $72m, and Restaurant-level profit margin improved 290 bps to 22.7% of Shack sales. This quarter marked the first time since COVID that we surpassed our comparable quarter 2019 Restaurant-level profit margins as we executed against our Strategic Priorities to drive sales, improve our operations and reduce our total cost to serve. Restaurant-level costs in the fourth quarter (covered in more detail on the following pages) are as follows: • Food and paper costs were 28.0% of Shack sales. • Labor and related expenses were 26.9% of Shack sales. • Other operating expenses were 14.8% of Shack sales. • Occupancy and related expenses were 7.6% of Shack sales. We delivered strong year-over-year Restaurant-Level profit margin expansion of 150 bps in 2024. This was a result of our strategic initiatives including supply chain savings, operational improvements notably in labor, progress on kiosk strategy rollouts and additional strategies to build on throughput and flow-through gains. We expect to drive further Restaurant-Level profit margin expansion in 2025 through operational initiatives even as we invest in marketing to drive sales and brand awareness. 1. Restaurant-level profit and Restaurant-level profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. $55M $55M $67M $64M $72M 4Q23 1Q24 2Q24 3Q24 4Q24 Restaurant-level Profit1 ($) Restaurant-level Profit Margin1 (%) Restaurant-level profit grew 31.6% year-over-year. Restaurant-level profit margin expanded 290 bps year-over-year. 19.8% 19.5% 22.0% 21.0% 22.7% 4Q23 1Q24 2Q24 3Q24 4Q24

RESTAURANT-LEVEL PROFIT FOOD & PAPER COSTS

Food and paper costs ("COGS") were 28.0% of Shack sales in the fourth quarter, down 110 bps year-over-year. Blended food & paper inflation was down low single-digits. A few key items in our basket remained inflationary this quarter including beef, up low single-digits year-over-year. Our strategic efforts to improve our total cost to serve resulted in us lowering our paper and packaging costs by mid single-digits year-over-year.

COGS as a % of Shack Sales


29.1%
28.6%
27.8%
28.2%
28.0%
4Q23
1Q24
2Q24
3Q24
4Q24

We are planning for food and paper inflationary pressures to remain in 2025, led by beef. To help address continued cost pressures in our business, we continue to identify savings opportunities through various supply chain strategies, including bringing on more suppliers, leveraging our scale and optimizing freight. Our guidance assumes no material changes in the macro-economic or geopolitical landscape and the potential impact to system-wide sales or costs, including any outsized impacts from potential tariffs.

Food and Paper Inflationary Pressures

Commodities	Basket Range	4Q2024 YoY Actual Inflation	FY2024 Actual Inflation	1Q2025 YoY Inflation Outlook*	FY2025 YoY Inflation Outlook*
Beef	~ 25% to 30%[2]	+ LSD %	+ MSD %	+ HSD %	+MSD % to +HSD %
Total Food[1]	~ 90%[3]	~ Flat	+ LSD %	+ LSD %	+ LSD %
Paper and Packaging	~ 10%[4]	- MSD %	- MSD %	- MSD %	- LSD %
Blended Food & Paper	**100%**	**- LSD %**	**~ Flat**	**+ LSD %**	**+ LSD %**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.


SHAKE SH



1. Total Food includes food and beverage.
2. Beef basket range calculated as a % of Total Blended Food & Paper.
3. Total Food basket range calculated as a % of Total Blended Food & Paper.
4. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

11

RESTAURANT-LEVEL PROFIT
LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") were 26.9% of Shack sales in the fourth quarter, down 160 bps year-over-year. We benefited from continued improvements in how we manage labor across our Shacks from the first full quarter of implementing our new labor model. Our new model addresses unique labor needs across our diverse formats and regions. Of course, talent is the key metric for labor, and we are continuously assessing our sourcing, training, and retention for improvements.

Labor as a % of Shack Sales[1]



28.5%
29.1%
28.4%
28.2%
excl. adjustment
28.0%
26.9%
4Q23
1Q24
2Q24
3Q24
4Q24

1. Adjustment: 2Q24: $0.4m of expenses related to forfomia healthcare charges for fiscal 2020 through 2023 which do not represent fiscal 2024 Labor and related expenses.

Other Opex as a % of Shack Sales



14.9%
14.9%
14.4%
14.9%
14.8%
4Q23
1Q24
2Q24
3Q24
4Q24

Other operating expenses ("Other opex") were 14.8% of Shack sales in the fourth quarter, down 10 bps year-over-year. The improvement was primarily driven by strong flow-through on our sales-driving investments.

Occupancy and related expenses ("Occupancy") were 7.6% of Shack sales in the fourth quarter, down 10 bps year-over-year.

Occupancy as a % of Shack Sales



7.7%
7.9%
7.6%
7.7%
7.6%
4Q23
1Q24
2Q24
3Q24
4Q24

ADDITIONAL EXPENSES & ADJUSTED EBITDA

G&A Expenses[1]



$36M
$35M
excl. one-time adjustments
$36M
$33M
excl. one-time adjustments
$36M
$34M
excl. one-time adjustments
$36M
$35M
excl. one-time adjustments
$41M
$40M
excl. one-time adjustments
4Q23
1Q24
2Q24
3Q24
4Q24

1. One-time adjustments: 4Q23 $0.9M professional fees, legal expense and executive transition costs, 1Q24 $3.1M restatement costs related to prior periods, professional fees and executive transition costs, 2Q24 $2.0M professional fees and executive transition costs, 3Q24 $0.8M professional fees and executive transition costs and 4Q24 $0.8M professional fees and executive transition costs.

Fourth quarter General and administrative ("G&A") expenses were $41.1m, or $40.3m excluding $0.8m related to one-time adjustments. G&A, excluding one-time adjustments, was 12.3% of Total revenue in the quarter, 10 bps higher than last year. We increased investments, particularly marketing, across the Company to support our growth and to drive sales in our Shacks.

Depreciation and Amortization Expense



$25M
$25M
$25M
$26M
$26M
4Q23
1Q24
2Q24
3Q24
4Q24

Depreciation and amortization expense was $25.8m. Our Depreciation and amortization expense increases as we place development and other IT assets into service.

Pre-opening Costs



$5M
$3M
$4M
$4M
$5M
4Q23
1Q24
2Q24
3Q24
4Q24

Pre-opening costs were $5.1m. The FY2024 cost per Shack declined 23% year-over-year due to the success of new cost-saving initiatives put in place.

Adjusted EBITDA[2]



$31M
$36M
$47M
$46M
$47M
4Q23
1Q24
2Q24
3Q24
4Q24

Adjusted EBITDA grew 48.6% year-over-year to $46.7m, or 14.2% of Total revenue. EBITDA adjustments for 4Q24 totaled $7.5m, consisting of (i) equity-based compensation of $4.4m, (ii) impairments, loss on disposal of assets, and Shack closures of $1.7m, (iii) $0.8m of restatement costs and (iv) $0.6m of amortization of cloud-based software implementation costs.

2. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.

13

SHAKE SHACK

2024 ACHIEVEMENTS

Deliver a Consistent Guest Experience

Consistency, speed of service, and standardization of the guest experience across all channels is paramount to hospitality in 2024.

- Average wait time improved by 1+ min YoY in 4Q24 to best levels seen since 2019.
- Achieved the best order accuracy results on record, driven in part by process improvement and operations management.

Grow Sales and Strengthen our Brand Awareness

Driving traffic through increased marketing, culinary initiatives, and scaling our brand awareness.

- We had a strong culinary line-up in 2024, led by Summer BBQ and Black Truffle.
- Our Chicken Sundays and Burger Blitz marketing plans drove new and repeat guests.
- Increased marketing investments in 2024 drove higher brand awareness.

Make Shake Shack Even More Profitable in 2024

We are working to improve Shack profitability by driving sales, optimizing labor, and identifying opportunities in the supply chain.

- We implemented a new labor model in Q4 that addresses our unique labor needs across our diverse formats and regions.
- Restaurant-level profit margins expanded by 150 bps in 2024, and by 290 bps in 4Q2024.
- We grew Adjusted EBITDA by 33% and expanded Adjusted EBITDA margins by 190 bps versus 2023.

Improve How We Build and Open Shacks

Focus on accelerating development pipelines and bringing down our elevated build and pre-opening costs.

- We opened 43 new Company-operated Shacks in 2024 – the highest openings on record.
- We reduced net build costs to $2.4M in 2024 and are committed to further reductions in 2025 to ~$2.2M – an approximate15% reduction versus 2023 levels.
- Pre-opening costs per Shack were 23% lower versus last year, driven by labor and occupancy savings.

Develop and Reward High Performing Teams

Our teams are at the center of all we do, and we will continue to invest in them.

- Delivered improvements in our retention and turnover.
- Made investments to grow our leadership talent and training for our team members and Shack Support Center employees.

14

FINANCIAL OUTLOOK

Fiscal first quarter and fiscal year 2025 guidance is derived from preliminary, unaudited results based on information currently available to the Company. We factor in an assumption around a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and do not reflect any outsized impacts from potential tariffs. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for fiscal quarter ending March 26, 2025 and its Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Q1 2025 Guidance

Company-operated openings	3 – 4
Licensed openings	5 – 6
Total revenue	$326.5m - $330.9m
Licensing revenue	$10.5m - $10.9m
Same-Shack sales versus 2024	2.5% - 3.5%
Restaurant-level profit margin	20.0% - 20.5%

FY 2025 Guidance

Company-operated openings	Approximately 45
Licensed openings	35 – 40
Total revenue	~$1.45b – $1.48b
Licensing revenue	$49m - $51m
Same-Shack sales versus 2024	Approximately +3.0%
Restaurant-level profit margin	Approximately 22.0%
General and administrative expenses	~11.5% of Total revenue
Equity-based compensation	$23m
Depreciation and amortization expense	$108m - $112m
Pre-opening costs	$17m
Net income	$45m - $60m
Adjusted EBITDA[1]	$205m - $215m
Adjusted Pro Forma Tax Rate	24% - 25%

Three Year Financial Targets

Total revenue growth	Low Teens %
System-wide unit growth	Low Teens %
Restaurant-level profit margin	At least ~22.0%
Adjusted EBITDA[1] growth	Low - Mid Teens %

1. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company is not able to reconcile the guided non-GAAP estimates to the most directly comparable GAAP financial measure without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy. Accordingly, the most directly comparable guided GAAP estimates are not provided. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 25, 2024, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

15

“I've been thinking about the Christmas cookie shake all year ” “Got the apple cider donut recently, honestly one of the best shakes I've ever had. Well done.” “Christmas cookie shake at shake shack *chefs kiss* ” “Picked up a Christmas Sugar Cookie shake from Shake Shack and it's giving me LIFE rn” “Had the Christmas Cookie Shake and it was DELICIOUS!!!” “Apple cider donut is the best!!!”

Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 18 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's growth, including its long-term growth goals, strategic initiatives and priorities, and liquidity. Forward looking statement discuss the Company's current expectations, targets and projections relating to the Company's financial position, results of operations, plans, objectives, future performance and business, including expected financial results and operating performance for fiscal 2024, strategic priorities, expected development targets, and fiscal quarter and full year 2025 guidance and three-year financial targets. Forward-looking statements reflect the Company’s current expectations and projections with respect to future events and are based on certain assumptions and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from trends, plans, or expectations set forth in the forward-looking statements. relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "targets," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the impact of tariffs, the impact of Shack closures, the Company's management of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks, risks relating to the restaurant industry generally, and the Company's ability to maintain proper and effective internal controls over financial reporting. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2023 as filed with the Securities and Exchange Commission ("SEC") and other filings filed with the SEC. All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 19 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of Company- operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Restaurant-level profit,” a non-GAAP measure, formerly referred to as Shack-level operating profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. "Restaurant-level profit margin," a non-GAAP measure, formerly referred to as Shack-level operating profit margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Fiscal Year Ended	
	December 25, 2024	December 27, 2023
Shacks in the comparable base	235	209
Shack counts (at the end of the period)		
System-wide total	579	518
Company-operated	329	295
Licensed total	250	223
Domestic Licensed	44	39
International Licensed	206	184

Development Highlights

During the fourth quarter of 2024, we opened 19 new Company-operated Shacks and nine new licensed Shacks. Below are Shacks opened during the fourth quarter of 2024.

Location	Type	Opening Date
Shanghai, China — Livat	Licensed	9/26/2024
San Jose, CA — Westgate Center	Company-operated	10/15/2024
Huntington Beach, CA — Huntington Beach	Company-operated	10/22/2024
Newport News, VA — Newport News	Company-operated	10/22/2024
Las Vegas, NV — Rhodes Ranch	Company-operated	10/28/2024
Novi, MI — Novi	Company-operated	11/5/2024
Tampa, FL — International Plaza	Company-operated	11/7/2024
San Jose, CA — Campbell	Company-operated	11/19/2024
Folsom, CA — Folsom	Company-operated	11/19/2024
Nashville, TN — River North Nashville	Company-operated	11/21/2024
Redlands, CA — Redlands	Company-operated	11/25/2024
Wrentham, MA — Wrentham	Company-operated	11/26/2024
Bangkok, Thailand — One Bangkok	Licensed	11/28/2024
Brea, CA — Brea	Company-operated	12/3/2024
Toronto, Canada — Union Station	Licensed	12/4/2024
Old Bridge, NJ — Old Bridge	Company-operated	12/5/2024
Tijiuana, Mexico — Tijiuana Airport	Licensed	12/5/2024
College Park, MD — College Park	Company-operated	12/10/2024
Birmingham, United Kingdom — Grand Central	Licensed	12/10/2024
Boston, MA — Boston Logan International Airport	Licensed	12/11/2024
St. Louis, MO — Enterprise Center Suite Level	Licensed	12/12/2024
Downey, CA — Downey	Company-operated	12/18/2024
Pittsburgh, PA — North Fayette	Company-operated	12/18/2024
Lutz, FL — Wesley Chapel	Company-operated	12/19/2024
Kuala Lumpur, Malaysia — Sunway Pyramid	Licensed	12/19/2024
Palm Desert, CA — El Paseo	Company-operated	12/20/2024
Philadelphia, PA — Fishtown	Company-operated	12/21/2024
Istanbul, Turkey — Mall of Istanbul	Licensed	12/25/2024

20

B A L A N C E S H E E T S ( U N A U D I T E D ) 21 December 25, December 27, 2024 2023 ASSETS Current assets: Cash and cash equivalents 320,714$ 224,653$ Marketable securities - 68,561 Accounts receivable, net 19,687 16,847 Inventories 6,014 5,404 Prepaid expenses and other current assets 21,801 18,967 Total current assets 368,216 334,432 Property and equipment, net of accumulated depreciation of $457,186 and $376,760 respectively. 551,600 530,995 Operating lease assets 424,611 398,296 Deferred income taxes, net 341,586 326,208 Other assets 10,958 15,926 TOTAL ASSETS 1,696,971$ 1,605,857$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 23,609$ 22,273$ Accrued expenses 63,005 54,742 Accrued wages and related liabilities 25,422 20,945 Operating lease liabilities, current 55,739 49,004 Other current liabilities 19,538 17,103 Total current liabilities 187,313 164,067 Long-term debt 246,683 245,636 Long-term operating lease liabilities 494,499 464,533 Liabilities under tax receivable agreement, net of current portion 247,017 235,613 Other long-term liabilities 27,833 26,638 Total liabilities 1,203,345 1,136,487 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of December 25, 2024 and December 27, 2023. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 40,068,068 and 39,474,315 shares issued and outstanding as of December 25, 2024 and December 27, 2023, respectively. 40 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,455,713 and 2,834,513 shares issued and outstanding as of December 25, 2024 and December 27, 2023, respectively. 2 3 Additional paid-in capital 442,993 426,601 Retained earnings 26,984 16,777 Accumulated other comprehensive loss (1) (3) Total stockholders' equity attributable to Shake Shack, Inc. 470,018 443,417 Non-controlling interests 23,608 25,953 Total equity 493,626 469,370 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,696,971$ 1,605,857$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

(in thousands, except per share amounts)	Thirteen Weeks Ended December 25, 2024		Thirteen Weeks Ended December 27, 2023		Fifty-Two Weeks Ended December 25, 2024		Fifty-Two Weeks Ended December 27, 2023	
Shack sales	$ 316,632	96.3%	$ 275,775	96.3%	$ 1,207,561	96.4%	$ 1,046,819	96.3%
Licensing revenue	12,052	3.7%	10,468	3.7%	45,047	3.6%	40,714	3.7%
TOTAL REVENUE	328,684	100.0%	286,243	100.0%	1,252,608	100.0%	1,087,533	100.0%
Shack-level operating expenses[(1)]:								
Food and paper costs	88,578	28.0%	80,289	29.1%	339,940	28.2%	305,041	29.1%
Labor and related expenses	85,104	26.9%	78,599	28.5%	338,750	28.1%	304,254	29.1%
Other operating expenses	47,008	14.8%	41,097	14.9%	178,381	14.8%	149,449	14.3%
Occupancy and related expenses	24,047	7.6%	21,162	7.7%	93,069	7.7%	79,846	7.6%
General and administrative expenses	41,099	12.5%	35,816	12.5%	149,047	11.9%	129,542	11.9%
Depreciation and amortization expense	25,809	7.9%	24,538	8.6%	102,468	8.2%	91,242	8.4%
Pre-opening costs	5,118	1.6%	5,128	1.8%	15,547	1.2%	19,231	1.8%
Impairments, loss on disposal of assets, and Shack closures	1,711	0.5%	909	0.3%	32,368	2.6%	3,007	0.3%
TOTAL EXPENSES	318,474	96.9%	287,538	100.5%	1,249,570	99.8%	1,081,612	99.5%
INCOME (LOSS) FROM OPERATIONS	10,210	3.1%	(1,295)	(0.5)%	3,038	0.2%	5,921	0.5%
Other income, net	3,241	1.0%	3,271	1.1%	13,251	1.1%	12,776	1.2%
Interest expense	(512)	(0.2)%	(476)	(0.2)%	(2,045)	(0.2)%	(1,717)	(0.2)%
INCOME BEFORE INCOME TAXES	12,939	3.9%	1,500	0.5%	14,244	1.1%	16,980	1.6%
Income tax expense (benefit)	3,606	1.1%	(5,753)	(2.0)%	3,424	0.3%	(4,010)	(0.4)%
NET INCOME	9,333	2.8%	7,253	2.5%	10,820	0.9%	20,990	1.9%
Less: Net income attributable to non-controlling interests	623	0.2%	30	– %	613	– %	726	0.1%
NET INCOME ATTRIBUTABLE TO SHAKE SHACK INC.	$ 8,710	2.6%	$ 7,223	2.5%	$ 10,207	0.8%	$ 20,264	1.9%
Earnings per share of Class A common stock:								
Basic	$ 0.22		$ 0.18		$ 0.26		$ 0.51	
Diluted	$ 0.21		$ 0.17		$ 0.24		$ 0.48	
Weighted-average shares of Class A common stock outstanding:								
Basic	40,047		39,470		39,830		39,419	
Diluted	41,872		43,944		44,203		43,899	

(1) As a percentage of Shack sales.

22

CASH FLOW STATEMENTS
(UNAUDITED)

	Fifty-Two Weeks Ended	
	December 25, 2024	December 27, 2023
OPERATING ACTIVITIES		
Net income (loss) (including amounts attributable to non-controlling interests)	$ 10,820	$ 20,990
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		
Depreciation and amortization expense	102,468	91,242
Amortization of debt issuance costs	1,047	1,047
Amortization of cloud computing assets	2,138	1,798
Non-cash operating lease cost	77,432	67,781
Equity-based compensation	15,915	14,888
Deferred income taxes	(1,054)	(9,074)
Non-cash interest	(102)	116
Gain on sale of equity securities	—	(81)
Net amortization of discount on held-to-maturity securities	(440)	(1,620)
Impairments, loss on disposal of assets, and Shack closures	32,368	3,007
Changes in operating assets and liabilities:		
Accounts receivable	(2,839)	(2,970)
Inventories	(610)	(1,220)
Prepaid expenses and other current assets	(2,629)	(2,253)
Other assets	(2,896)	(6,307)
Accounts payable	3,356	687
Accrued expenses	6,644	9,513
Accrued wages and related liabilities	4,477	3,328
Other current liabilities	(712)	(2,809)
Operating lease liabilities	(77,167)	(58,216)
Other long-term liabilities	2,939	2,292
NET CASH PROVIDED BY OPERATING ACTIVITIES	171,155	132,139
INVESTING ACTIVITIES		
Purchases of property and equipment	(135,499)	(146,167)
Purchases of held-to-maturity securities	—	(94,019)
Maturities of held-to-maturity marketable securities	69,420	27,078
Purchases of equity securities	—	(690)
Sales of equity securities	—	81,478
NET CASH USED IN INVESTING ACTIVITIES	(66,079)	(132,320)
FINANCING ACTIVITIES		
Payments on principal of financing leases	(3,964)	(3,272)
Distributions paid to non-controlling interest holders	(482)	(162)
Net proceeds from stock option exercises	1,627	744
Employee withholding taxes related to net settled equity awards	(6,198)	(2,994)
NET CASH USED IN FINANCING ACTIVITIES	(9,017)	(5,684)
Effect of exchange rate changes on cash and cash equivalents	2	(3)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	96,061	(5,868)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	224,653	230,521
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 320,714	$ 224,653

23

R E S TA U R A N T - L E V E L P R O F I T D E F I N I T I O N S 24 Restaurant-Level Profit “Restaurant-level profit,” a non-GAAP measure, formerly referred to as Shack-level operating profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. Restaurant-level Profit Margin "Restaurant-level profit margin," a non-GAAP measure, formerly referred to as Shack-level operating profit margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Restaurant-level profit and Restaurant-level profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Restaurant-level profit and Restaurant-level profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Restaurant-level profit and Restaurant-level profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision-making. Limitations of the Usefulness of this Measure Restaurant-level profit and Restaurant-level profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Restaurant-level profit and Restaurant-level profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Restaurant-level profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Restaurant-level profit and Restaurant-level profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Restaurant-level profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

RESTAURANT-LEVEL PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended December 25, 2024	Thirteen Weeks Ended December 27, 2023	Fifty-Two Weeks Ended December 25, 2024	Fifty-Two Weeks Ended December 27, 2023
Income (loss) from operations	$ 10,210	$ (1,295)	$ 3,038	$ 5,921
Less:				
Licensing revenue	12,052	10,468	45,047	40,714
Add:				
General and administrative expenses	41,099	35,816	149,047	129,542
Depreciation and amortization expense	25,809	24,538	102,468	91,242
Pre-opening costs	5,118	5,128	15,547	19,231
Impairments, loss on disposal of assets, and Shack closures	1,711	909	32,368	3,007
Adjustment:				
Employee benefit charges[(1)]	-	-	453	-
Restaurant-level profit	$ 71,895	$ 54,628	$ 257,874	$ 208,229
Total revenue	$ 328,684	$ 286,243	$ 1,252,608	$ 1,087,533
Less: Licensing revenue	12,052	10,468	45,047	40,714
Shack sales	$ 316,632	$ 275,775	$ 1,207,561	$ 1,046,819
Restaurant-level profit margin[(2)]	22.7%	19.8%	21.4%	19.9%

(1) Expenses related to California healthcare charges for fiscal 2020 through 2023 which do not represent fiscal 2024 Labor and related expenses.

(2) As a percentage of Shack sales.

25

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 26

ADJUSTED EBITDA

(dollar amounts in thousands)	Thirteen Weeks Ended December 25, 2024	Thirteen Weeks Ended December 27, 2023	Fifty-Two Weeks Ended December 25, 2024	Fifty-Two Weeks Ended December 27, 2023
Net income	$ 9,333	$ 7,253	$ 10,820	$ 20,990
Depreciation and amortization expense	25,809	24,538	102,468	91,242
Interest (income) expense, net	474	(562)	1,284	(726)
Income tax expense (benefit)	3,606	(5,753)	3,424	(4,010)
EBITDA	$ 39,222	$ 25,476	$ 117,996	$ 107,496
Equity-based compensation	4,376	3,668	15,915	15,093
Amortization of cloud-based software implementation costs	561	478	2,138	1,798
Impairments, loss on disposal of assets, and Shack closures	1,711	909	32,368	3,007
Restatement costs[1]	778	-	2,378	-
CEO transition costs	38	206	679	206
Employee benefit charges[2]	-	-	453	-
Legal settlements[3]	-	(385)	-	619
Severance	-	-	-	211
Other[4]	8	1,065	3,652	3,386
Adjusted EBITDA	$ 46,694	$ 31,417	$ 175,579	$ 131,816
Adjusted EBITDA margin[5]	14.2%	11.0%	14.0%	12.1%

(1) Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K.

(2) Expenses related to California healthcare charges for fiscal 2020 through 2023 which do not represent fiscal 2024 Labor and related expenses.

(3) Expenses incurred to establish accruals related to the settlements of legal matters.

(4) Expenses incurred for professional fees related to non-recurring matters.

(5) Calculated as a percentage of Total revenue, which was $328.7 million and $1,252.6 million for the thirteen and fifty-two weeks ended December 25, 2024, respectively, and $286.2 million and $1,087.5 million for the thirteen and fifty-two weeks ended December 27, 2023, respectively.

27

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE DEFINITIONS

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share

Adjusted pro forma net loss represents Net loss attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma loss per fully exchanged and diluted share is calculated by dividing adjusted pro forma net loss by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Limitations of the Usefulness of These Measures

Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results.

28

A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E 29 (in thousands, except per share amounts) December 25, 2024 December 27, 2023 December 25, 2024 December 27, 2023 Numerator: Net income attributable to Shake Shack Inc. 8,710$ 7,223$ 10,207$ 20,264$ Adjustments: Reallocation of Net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1) 623 30 613 726 Restatement costs(2) 778 - 2,378 - CEO transition costs 38 206 679 206 Employee benefit charges(3) - - 453 - Impairment charge and Shack closures(4) 1,191 - 29,348 - Legal settlements - (385) - 619 Severance - - - 211 Other(5) 8 1,065 3,652 3,386 Tax impact of above adjustments(6) 269 (7,108) (6,785) (9,254) Adjusted pro forma net income 11,617$ 1,031$ 40,545$ 16,158$ Denominator: Weighted-average shares of Class A common stock outstanding—diluted 41,872 43,944 44,203 43,899 Adjustments: Assumed exchange of LLC Interests for shares of Class A common stock(1) 2,456 - - - 44,328 43,944 44,203 43,899 Adjusted pro forma earnings per fully exchanged share—diluted 0.26$ 0.02$ 0.92$ 0.37$ December 25, 2024 December 27, 2023 December 25, 2024 December 27, 2023 Earnings per share of Class A common stock—diluted 0.21$ 0.17$ 0.24$ 0.48$ Non-GAAP adjustments(7) 0.05 (0.15) 0.68 (0.11) Adjusted pro forma earnings per fully exchanged share—diluted 0.26$ 0.02$ 0.92$ 0.37$ (1) (2) (3) (4) (5) (6) (7) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 22.3% and 20.1% for the thirteen and fifty-two weeks ended December 25, 2024, respectively, and 56.8% and 24.5% for the thirteen and fifty-two weeks ended December 27, 2023, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction. Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K. Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income above, for additional information. Thirteen Weeks Ended Fifty-Two Weeks Ended Expenses incurred for professional fees related to non-recurring matters. Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the Net income attributable to non-controlling interests. Thirteen Weeks Ended Fifty-Two Weeks Ended Expenses related to California healthcare charges for fiscal 2020 through 2023 which do not represent fiscal 2024 Labor and related expenses. Expenses incurred related to Shack closures during fiscal 2024.

Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 30

2024 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended December 25, 2024 Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Fifty-Two Weeks Ended December 25, 2024 Income Tax Expense (Benefit)	Income Before Income Taxes	Effective Tax Rate
As reported	$ 3,606	$ 12,939	27.9%	$ 3,424	$ 14,244	24.0%
Non-GAAP adjustments (before tax):						
Impairment charge and Shack closures	-	1,191	-	-	29,348	-
CEO transition costs	-	38	-	-	679	-
Professional fees for non-recurring matters	-	8	-	-	3,652	-
Restatement costs	-	778	-	-	2,378	-
Employee benefit charges	-	-	-	-	453	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(269)	-	-	6,785	-	-
Adjusted pro forma	**$ 3,337**	**$ 14,954**	**22.3%**	**$ 10,209**	**$ 50,754**	**20.1%**
Less:						
Net tax impact from stock-based compensation	1,115	-	-	2,275	-	-
Adjusted pro forma (excluding windfall tax benefits)	**$ 4,452**	**$ 14,954**	**29.8%**	**$ 12,484**	**$ 50,754**	**24.6%**

2023 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended December 27, 2023 Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Fifty-Two Weeks Ended December 27, 2023 Income Tax Expense (Benefit)	Income Before Income Taxes	Effective Tax Rate
As reported	$ (5,753)	$ 1,500	(383.5)%	$ (4,010)	$ 16,980	(23.6)%
Non-GAAP adjustments (before tax):						
Legal settlement	-	(385)	-	-	619	-
Severance	-	-	-	-	211	-
CEO transition costs	-	206	-	-	206	-
Professional Fees for a non-recurring matter	-	1,065	-	-	3,386	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	7,108	-	-	9,254	-	-
Adjusted pro forma	**$ 1,355**	**$ 2,386**	**56.8%**	**$ 5,244**	**$ 21,402**	**24.5%**
Less:						
Windfall tax benefits from stock-based compensation	(42)	-	-	(1,272)	-	-
Adjusted pro forma (excluding windfall tax benefits)	**$ 1,313**	**$ 2,386**	**55.0%**	**$ 3,972**	**$ 21,402**	**18.6%**

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INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION